Exhibit 10.3

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1, dated as of February 22, 2026 (the “Amendment”), to the Executive Employment Agreement, dated as of January 11, 2022 (the “Original Agreement”), by and between Veris Residential, Inc., a Maryland corporation (the “Company”), and Amanda Lombard (the “Executive” and, collectively with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given them in the Original Agreement.

WHEREAS, Section 15(h) of the Original Agreement provides that it may be amended only by a writing executed by the party against whom enforcement of such amendment is sought;

WHEREAS, the Parties have agreed to amend the Original Agreement as more specifically set forth herein;

WHEREAS, the Parties do not intend by this Amendment to change any other term of the Agreement.

NOW THEREFORE, in consideration of the mutual promises, commitments and undertakings of the Parties set forth herein and in the Original Agreement, the Parties amend the Original Agreement as follows:

1.           Amendment to Section 6(b). Section 6(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 6(b):

“An amount equal to the average of the Annual Bonuses paid to Executive during the three calendar years prior to the Termination Date, multiplied by a fraction, the numerator of which is the number of days in such year through and including the Termination Date, and the denominator of which is the total number of days in such year, payable at the same time as Executive’s Annual Bonus for the year of termination would have been paid absent such termination.”

2.             Miscellaneous.

(a)           Except as expressly amended, modified and supplemented by this Amendment, the Original Agreement is and shall continue to be in full force and effect in accordance with the terms thereof.

(b)           This Amendment shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction).

(c)           The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

(d)           This Amendment may be executed in any number of counterparts and by each of the parties on separate counterparts, and each such counterpart shall be deemed an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page by facsimile, email or other electronic transmission shall constitute delivery hereof. Electronic records of an executed Amendment shall be deemed to be originals.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Executive Employment Agreement on the day and year first written above.

Company:

VERIS RESIDENTIAL, INC.

By:	/s/ Mahbod Nia
Name:	Mahbod Nia
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Amanda Lombard
Amanda Lombard